CERTIFICATIONS
Re:
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2012-C5 (the "Transaction"), issued pursuant to the Pooling and Servicing Agreement dated as of
July 1, 2012 (the "Pooling and Servicing Agreement"), executed in connection with the Transaction
(capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing
Agreement).
__________________________________________

I, Steven Stern, certify that:

1.
I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Bank of America
Merrill Lynch Trust 2012-C5 (the "Exchange Act periodic reports");

2.
Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation
AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association as Master Servicer, Berkadia
Commercial Mortgage, LLC as Servicing Function Participant, Midland Loan Services, a Division of
PNC Bank, National Association as Primary Servicer and as Special Servicer, Situs Holdings, LLC as
Trust Advisor, U.S. Bank National Association as Certificate Administrator and Trustee and Wells Fargo
Bank, National Association as Custodian.

Date: October 7, 2013

By: /s/ Steven Stern
Name: Steven Stern
Title: President